EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the incorporation by reference in the prospectus constituting part of Amendment No. 1 to this Registration Statement on Form F-3 (file no. 333-95275) of our report dated February 4, 2000 relating to the financial statements which appear in Optimal Robotics Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ PricewaterhouseCoopers LLP


Montreal, Quebec, Canada

March 15, 2000